Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com
Zebra Technologies Announces First-Quarter Results

First-Quarter Financial Highlights

•	Strong net sales above our guidance range

•	Net income of $8 million and diluted EPS of $0.16

•	Non-GAAP net income of $72 million and non-GAAP diluted EPS of $1.37

•	Adjusted EBITDA increased 6% year-over-year to $149 million; and adjusted EBITDA margin expanded 80 basis points year-over-year to 17.2%

•	Generated $117 million of cash from operations and $104 million of free cash flow

•	Retired $80 million of debt principal

Lincolnshire, Ill., May 9, 2017 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in providing solutions and services that give enterprises real-time visibility into their operations, today announced results for the first quarter ended April 1, 2017.

“During the quarter, our team extended Zebra’s leadership through superior execution of our strategy. As a result, we drove better-than-expected first quarter sales performance in our Enterprise segment and achieved earnings per share at the top end of our guidance range. We also retired another $80 million of debt, keeping us on track for at least $300 million of pay down for the full-year,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Given our strong start to 2017, we are raising our full-year sales growth outlook. As we implement the final steps of our integration process in the coming months, we will begin to drive additional operational efficiencies and improved profitable growth.”

$ in millions, except per share amounts	1Q17	1Q16	Change
Select reported measures:
Net sales	$865	$849	1.9%
Gross profit	401	390	2.8%
Net income (loss)	8	(26)	130.8%
Net earnings (loss) per diluted share	$0.16	$(0.50)	132.0%

Select Non-GAAP measures:
Adjusted net sales	$866	$852	1.6%
Organic net sales growth			7.0%
Adjusted gross profit	402	394	2.0%
Adjusted gross margin	46.4%	46.2%	20 bps
Adjusted EBITDA	149	140	6.4%
Adjusted EBITDA margin	17.2%	16.4%	80 bps
Non-GAAP net income	$72	$56	28.6%
Non-GAAP earnings per diluted share	$1.37	$1.06	29.2%

Reported (GAAP) results
GAAP net sales were $865 million in the first quarter of 2017 compared to $849 million in the first quarter of 2016. First quarter 2017 gross profit was $401 million compared to $390 million in the comparable prior year period. Net income for the first quarter of 2017 was $8 million, or $0.16 per diluted share, compared to a net loss of $26 million, or $0.50 per diluted share, for the first quarter of 2016.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $866 million in the first quarter of 2017 compared to $852 million in the first quarter of 2016, an increase of 1.6%. Consolidated organic net sales growth for the first quarter was 7.0%. Adjusted net sales in the Enterprise segment were $544 million in the first quarter of 2017, compared with $538 million in the first quarter of 2016. Legacy Zebra segment adjusted net sales were $322 million in the first quarter of 2017 compared to $314 million in the first quarter of 2016. On a constant currency basis, and excluding purchase accounting adjustments, first-quarter year-over-year adjusted net sales grew approximately 3% in the Legacy Zebra segment and approximately 2% in the Enterprise segment. Enterprise segment sales were negatively impacted by approximately 7 percentage points from the divestiture of the wireless LAN business.

Adjusted gross margin for the quarter was 46.4%, compared to 46.2% in the prior year period. The increase was primarily due to product cost reduction initiatives. Adjusted operating expenses for the first quarter were $272 million, in-line with the prior year period, as the decrease in operating expenses due to the divestiture of the wireless LAN business were offset by higher incentive compensation expense associated with improved operating performance.

Adjusted EBITDA for the first quarter of 2017 was $149 million, or 17.2% of adjusted net sales compared to $140 million, or 16.4% of adjusted net sales for the first quarter of 2016, primarily due to higher sales and higher gross margins.

Non-GAAP net income for the first quarter of 2017 was $72 million, or $1.37 per diluted share, compared with $56 million, or $1.06 per diluted share, for the first quarter of 2016.

Balance Sheet and Cash Flow
As of April 1, 2017, the company had cash and cash equivalents of $180 million and total long-term debt of $2.6 billion.

Free cash flow was $104 million in the first quarter of 2017. The company generated $117 million of cash flow from operations and incurred capital expenditures of $13 million. The company made $80 million in term loan principal payments and $16 million in scheduled cash interest payments in the first quarter.

Outlook

Second Quarter 2017
The company expects second-quarter 2017 adjusted net sales to change approximately (2)% to 1% from adjusted net sales of $882 million in the second quarter of 2016. The company expects organic net sales growth of approximately 3% to 6% in the second quarter. This expectation excludes a 4 percentage point adverse impact from wireless LAN business sales, as well as an estimated 1 percentage point adverse impact from foreign currency translation.

Adjusted EBITDA margin is expected to be in the range of 17% to 18% for the second quarter 2017, an improvement from the prior year period. Non-GAAP earnings per diluted share are expected to be in the range of $1.35 to $1.55, assuming an effective tax rate in the low- to mid-20% range.

Full Year 2017
The company now expects low to mid-single digit organic net sales growth for the full year 2017, which is improved from our prior outlook, and excludes a 3 percentage point adverse impact from wireless LAN business sales, as well as an estimated 1 percentage point adverse impact from foreign currency translation. The company expects organic net sales growth to moderate through 2017 considering year-over-year comparisons.

Adjusted EBITDA margin is expected to be in the range of 18% to 19% for the full year 2017, an improvement compared to the full year 2016.

For the full year 2017, the company expects to make debt principal payments totaling at least $300 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2017. The conference call will be held today, Tuesday, May 9, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra
With the unparalleled visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information - gleaned from visionary solutions including hardware, services and software - give organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” “adjusted operating expenses,” and “constant currency.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain constant currency financial information to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors:    Media:
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions, except share data)

	April 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$180	$156
Accounts receivable, net of allowances for doubtful accounts of $4	550	625
Inventories, net	376	345
Income tax receivable	28	32
Prepaid expenses and other current assets	35	64
Total Current assets	1,169	1,222
Property, plant and equipment, net	284	292
Goodwill	2,460	2,458
Other intangibles, net	430	480
Long-term deferred income taxes	121	113
Other long-term assets	67	67
Total Assets	$4,531	$4,632
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$365	$413
Accrued liabilities	324	323
Deferred revenue	217	191
Income taxes payable	15	22
Total Current liabilities	921	949
Long-term debt	2,573	2,648
Long-term deferred income taxes	2	3
Long-term deferred revenue	128	124
Other long-term liabilities	112	116
Total Liabilities	3,736	3,840
Stockholders’ Equity:
Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $0.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	234	210
Treasury stock at cost, 19,397,578 and 19,267,269 shares at April 1, 2017 and December 31, 2016, respectively	(630)	(614)
Retained earnings	1,239	1,240
Accumulated other comprehensive loss	(49)	(45)
Total Stockholders’ Equity	795	792
Total Liabilities and Stockholders’ Equity	$4,531	$4,632

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In millions, except share data)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net sales:
Net sales of tangible products	$735	$716
Revenue from services and software	130	133
Total Net sales	865	849
Cost of sales
Cost of sales of tangible products	379	375
Cost of services and software	85	84
Total Cost of sales	464	459
Gross profit	401	390
Operating expenses:
Selling and marketing	109	113
Research and development	96	93
General and administrative	75	74
Amortization of intangible assets	50	59
Acquisition and integration costs	27	36
Exit and restructuring costs	4	5
Total Operating expenses	361	380
Operating income	40	10
Other (expenses) income:
Foreign exchange (loss) gain	(1)	2
Interest expense, net	(41)	(50)
Other, net	—	(1)
Total Other expenses	(42)	(49)
Loss before income taxes	(2)	(39)
Income tax benefit	(10)	(13)
Net income (loss)	$8	$(26)
Basic earnings (loss) per share	$0.16	$(0.50)
Diluted earnings (loss) per share	$0.16	$(0.50)

Basic weighted average shares outstanding	51,842,025	51,299,632
Diluted weighted average and equivalent shares outstanding	52,946,883	51,299,632

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In millions)

	Three Months Ended
	April 1, 2017	April 2, 2016
Cash flows from operating activities:
Net income (loss)	$8	$(26)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	69	77
Amortization of debt issuance cost and discount	4	5
Share-based compensation	7	9
Deferred income taxes	(9)	3
Unrealized gain on forward interest rate swaps	—	(1)
Other, net	1	3
Changes in operating assets and liabilities:
Accounts receivable, net	79	65
Inventories, net	(31)	12
Other assets	17	—
Accounts payable	(49)	20
Accrued liabilities	(3)	(35)
Deferred revenue	30	4
Income taxes	(2)	(47)
Other operating activities	(4)	7
Net cash provided by operating activities	117	96
Cash flows from investing activities:
Purchases of property, plant and equipment	(13)	(19)
Purchases of long-term investments	—	(1)
Net cash used in investing activities	(13)	(20)
Cash flows from financing activities:
Payment of long-term debt	(80)	(80)
Proceeds from exercise of stock options and stock purchase plan purchases	4	3
Taxes paid related to net share settlement of equity awards	(2)	—
Net cash used in financing activities	(78)	(77)
Effect of exchange rate changes on cash	(2)	3
Net decrease in cash and cash equivalents	24	2
Cash and cash equivalents at beginning of year	156	192
Cash and cash equivalents at end of year	$180	$194
Supplemental disclosures of cash flow information:
Income taxes paid	$5	$29
Interest paid	$16	$26

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)
ORGANIC NET SALES GROWTH

Three Months Ended
April 1, 2017
Reported Net sales growth	1.9%
Adjustments:
Purchase accounting adjustments	(0.2)%
Impact of Wireless LAN Net sales(1)	4.2%
Impact of foreign currency translation(2)	1.1%
Organic Net sales growth	7.0%

(1) The Company sold the wireless LAN business in October 2016. We are excluding the impact of the net sales of this business in the prior year period when computing organic net sales growth.
(2) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. We use the term “constant currency” to represent certain results that have been adjusted to exclude the estimated impact of exchange rate fluctuations for certain foreign currencies. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

NET SALES BY SEGMENT

	Three Months Ended
	April 1, 2017	April 2, 2016	Percent Change
Legacy Zebra	$322	$314	2.5
Enterprise	544	538	1.1
Adjusted Net sales	866	852	1.6
Purchase accounting adjustments	(1)	(3)	(66.7)
Reported Net sales	$865	$849	1.9

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(UNAUDITED)
(In millions, except share data)

	Three Months Ended
	April 1, 2017	April 2, 2016
Net income (loss)	$8	$(26)
Adjustments to Net sales(1)
Purchase accounting adjustments	1	3
Total adjustment to Net sales	1	3
Adjustments to Cost of sales(1)
Share-based compensation	—	1
Total adjustments to Cost of sales	—	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	50	59
Acquisition and integration costs	27	36
Share-based compensation	8	8
Exit and restructuring costs	4	5
Total adjustments to Operating expenses	89	108
Adjustments to Other expense (income) (1)
Amortization of debt issuance cost and discount	4	5
Foreign exchange loss (gain)	1	(2)
Forward interest rate swaps gain	—	(1)
Total adjustments to Other expense (income)	5	2
Income tax effect of adjustments(2)
Reported Income tax benefit	(10)	(13)
Adjusted income tax expense	(21)	(19)
Total adjustments to income tax	(31)	(32)
Total adjustments	64	82
Non-GAAP Net income	$72	$56

GAAP earnings (loss) per share
Basic	$0.16	$(0.50)
Diluted	$0.16	$(0.50)
Non-GAAP earnings per share
Basic	$1.40	$1.07
Diluted	$1.37	$1.06

Basic weighted average shares outstanding	51,842,025	51,299,632
Diluted weighted average and equivalent shares outstanding	52,946,883	52,045,345

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)

 EBITDA

	Three Months Ended
	April 1, 2017	April 2, 2016
Net income (loss)	$8	$(26)

Depreciation	19	18
Amortization of intangible assets	50	59
Total Other expense	42	49
Income tax benefit	(10)	(13)
EBITDA (Non-GAAP)	109	87

Adjustments to Net sales
Purchase accounting adjustments	1	3
Total adjustments to Net sales	1	3
Adjustments to Cost of sales
Share-based compensation	—	1
Total adjustments to Cost of sales	—	1
Adjustments to Operating expenses
Acquisition and integration costs	27	36
Share-based compensation	8	8
Exit and restructuring costs	4	5
Total adjustments to Operating expenses	39	49
Total adjustments to EBITDA	40	53

Adjusted EBITDA (Non-GAAP)	$149	$140

Net income (loss) % Net sales	0.9%	(3.1)%
Adjusted EBITDA % of Non-GAAP Sales	17.2%	16.4%

FREE CASH FLOW

	Three Months Ended
	April 1, 2017	April 2, 2016
Net cash provided by operating activities (GAAP)	$117	$96
Less: Purchases of property, plant and equipment	(13)	(19)
Free cash flow (Non-GAAP measure)(1)	$104	$77

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.